May 13, 2019

First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
I am providing this letter as General Counsel of First Business Financial Services, Inc., a Wisconsin corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of 480,341 shares of common stock, $0.01 par value per share, of the Company (the “Plan Shares”), that may be issued under the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
I have made such legal and factual investigations as I deemed necessary for purposes of this opinion, including an examination of originals or copies, certified or otherwise identified to my satisfaction, of: (a) the Registration Statement, including the exhibits thereto (including the Plan); (b) the Company’s Amended and Restated Articles of Incorporation, as currently in effect; (c) the Company’s Amended and Restated By-laws, as currently in effect; (d) certain resolutions of the Board of Directors of the Company; and (e) such statutes as were considered appropriate for purposes of the opinion hereafter expressed. In my investigation, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the proper execution of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such copies. As to matters of fact relevant to the opinion expressed herein, I have relied upon representations of public officials and certain other officers of the Company.
Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is my opinion that each Plan Share that is newly issued pursuant to the Plan will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly authorized the issuance and sale of such Plan Share as contemplated by the Plan; and (iii) a certificate representing such Plan Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan or if any Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Plan Share to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan.
This opinion letter is limited to the laws of the State of Wisconsin. I express no opinion concerning the laws of any other jurisdiction, including, without limitation, the federal laws of the United States or any state securities or blue sky laws.
I express no opinion with respect to any specific legal issues other than those explicitly addressed herein. I assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect any legal conclusion stated in this opinion letter).

I hereby consent to the reference to my name in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Barbara Conley

General Counsel